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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of SatCon Technology Corporation on Form S-8 of our report on the financial statements of Beacon Power Corporation for the year ended December 31, 1998 and the period from May 8, 1997 (date of inception) to December 31, 1998 dated May 25, 2000, appearing in Amendment No. 1 to the Annual Report on Form 10-K of SatCon Technology Corporation for the year ended September 30, 1999.

                                        /s/ Deloitte & Touche LLP
                                        Deloitte & Touche LLP

Boston, Massachusetts
August 14, 2000